                       PRICING AGREEMENT FOR CLASS B NOTES

Banc of America Securities LLC
214 North Tryon Street
Charlotte, NC 28255

and

Morgan Stanley & Co. Incorporated
1585 Broadway, 3rd Floor
New York, New York  10036

As Representatives of the several
       Underwriters named on Schedule I hereto

                                                                  March 19, 2003

Ladies and Gentlemen:

                SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 18, 2003 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of March 1, 2003 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of March 1, 2003 (the "Indenture"), between The Bank of New York, as trustee (the "Indenture Trustee").

                Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including March 26, 2003, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                             Very truly yours,

                                             SLM Funding LLC

                                             By:         /s/ MARK L. HELEEN
                                                 Name:   Mark L. Heleen
                                                 Title:  Vice President

                                             Student Loan Marketing Association

                                             By:         /s/ MICHAEL E. SHEEHAN
                                                 Name:   Michael E. Sheehan
                                                 Title:  Vice President

Accepted as of the date hereof:

Banc of America Securities LLC

By:          /s/ GREGORY T. KOSINSKI
     Name:   Gregory T. Kosinski
     Title:  Principal

Morgan Stanley & Co. Incorporated

By:          /s/ LAYA KHADJAVI
     Name:   Laya Khadjavi
     Title:  Managing Director

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                                           CLASS B

Banc of America Securities LLC                       $   9,513,000

Morgan Stanley & Co. Incorporated                    $   9,513,000

Banc One Capital Markets, Inc.                       $   9,513,000

J.P. Morgan Securities Inc.                          $   9,512,000

Total                                                $  38,051,000
                                                     =============

                                   SCHEDULE II

Title of Designated Securities:  Floating Rate Class B Student Loan-Backed Notes
                                  (for purposes of this Schedule II, "Class B")

Aggregate principal amount of Class B:               $ 38,051,000

           Price to Public of Class B:               100.00%

Purchase Price by Underwriters of Class B:           99.710%

Specified funds for payment of purchase price:       Same Day Funds

Indenture: Indenture, dated as of March 1, 2003, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2003-3, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

Maturity:         December 2024 Distribution Date

Interest Rate:    interpolated 2-month/3-month LIBOR* plus 0.59%

----------
         * As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities:      Book-Entry (DTC)

Time of Delivery: March 26, 2003

Closing location for delivery of Designated Securities:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

Name and address of Representative:

     Designated Representative:     Morgan Stanley & Co. Incorporated

         Address for Notices, etc.: Morgan Stanley & Co. Incorporated

                                    1585 Broadway, 3rd Floor
                                    New York, New York  10036
                                    Attn: Jack Kattan

                       PRICING AGREEMENT FOR CLASS A NOTES

Banc of America Securities LLC
214 North Tryon Street
Charlotte, NC 28255

and

Morgan Stanley & Co. Incorporated
1585 Broadway, 3rd Floor
New York, New York  10036

As Representatives of the several
       Underwriters named on Schedule I hereto

                                                                  March 18, 2003

Ladies and Gentlemen:

                SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 18, 2003 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of March 1, 2003 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of March 1, 2003 (the "Indenture"), between The Bank of New York, as trustee (the "Indenture Trustee").

                Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including March 26, 2003, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                             Very truly yours,

                                             SLM Funding LLC

                                             By:         /s/ MARK L. HELEEN
                                                 Name:   Mark L. Heleen
                                                 Title:  Vice President

                                             Student Loan Marketing Association

                                             By:         /s/ MICHAEL E. SHEEHAN
                                                 Name:   Michael E. Sheehan
                                                 Title:  Vice President

Accepted as of the date hereof:

Banc of America Securities LLC

By:          /s/ GREGORY T. KOSINSKI
     Name:   Gregory T. Kosinski
     Title:  Principal

Morgan Stanley & Co. Incorporated

By:          /s/ LAYA KHADJAVI
     Name:   Laya Khadjavi
     Title:  Managing Director

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                           CLASS A-1        CLASS A-2       CLASS A-3      CLASS A-4

Banc of America Securities LLC          $  51,750,000   $  91,250,000   $  49,250,000   $ 115,387,000

Morgan Stanley & Co. Incorporated       $  51,750,000   $  91,250,000   $  49,250,000   $ 115,387,000

Banc One Capital Markets, Inc.          $  51,750,000   $  91,250,000   $  49,250,000   $ 115,387,000

J.P. Morgan Securities Inc.             $  51,750,000   $  91,250,000   $  49,250,000   $ 115,387,000

Total                                   $ 207,000,000   $ 365,000,000   $ 197,000,000   $ 461,548,000
                                        =============   =============  ==============   =============

                                   SCHEDULE II

Title of each Class of Designated Securities:
              Floating Rate Class A-1 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-1")
              Floating Rate Class A-2 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-2")
              Floating Rate Class A-3 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-3")
              Floating Rate Class A-4 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-4")

Aggregate principal amount of each Class:

              Class A-1:       $ 207,000,000
              Class A-2:       $ 365,000,000
              Class A-3:       $ 197,000,000
              Class A-4:       $ 461,548,000

Price to Public of each Class:

              Class A-1:        100.00%
              Class A-2:        100.00%
              Class A-3:        100.00%
              Class A-4:        100.00%

Purchase Price by Underwriters of each Class:

              Class A-1:        99.850%
              Class A-2:        99.790%
              Class A-3:        99.780%
              Class A-4:        99.760%

Specified funds for payment of purchase price:                Same Day Funds

Indenture: Indenture, dated as of March 1, 2003, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2003-3, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

Maturity:

              Class A-1:        June 2007 Distribution Date
              Class A-2:        June 2010 Distribution Date
              Class A-3:        December 2011 Distribution Date
              Class A-4:        December 2017 Distribution Date

Interest Rate:

              Class A-1:        interpolated 2-month/3-month LIBOR* plus 0.00%
              Class A-2:        interpolated 2-month/3-month LIBOR* plus 0.02%
              Class A-3:        interpolated 2-month/3-month LIBOR* plus 0.09%
              Class A-4:        interpolated 2-month/3-month LIBOR* plus 0.22%

----------
         * As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities:      Book-Entry (DTC)

Time of Delivery: March 26, 2003

Closing location for delivery of Designated Securities:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

Names and addresses of Representatives:

     Designated Representatives:    Morgan Stanley & Co. Incorporated

         Address for Notices, etc.: Morgan Stanley & Co. Incorporated

                                    1585 Broadway, 3rd Floor
                                    New York, New York  10036
                                    Attn:    Jack Kattan

                                       -3-